EXHIBIT 23.5


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


     We consent to the reference to our firm under the caption "Experts", in the Registration Statement (Form S-3) and related Prospectus of MTM Technologies, Inc., and to the incorporation by reference therein of our report dated March 17, 2005 with respect to the financial statements of Info Systems, Inc. as of December 31, 2003 and December 31, 2004, which report appears in the Annual Report on Form 10-K of MTM Technologies, Inc. for the year ended March 31, 2005.


                                           /s/ Gunnip & Company LLP
                                           ------------------------
                                           Gunnip & Company LLP


Wilmington, Delaware
November 3, 2005